Dave Weidman, Chairman and CEO John J. Gallagher III, Executive Vice President and President Acetyls and Celanese Asia Celanese 2Q 2007 Earnings Conference Call / Webcast Friday, July 27, 2007 10:00 a.m. ET

Forward Looking Statements, Reconciliation and Use of Non-GAAP Measures to U.S. GAAP

Dave Weidman Chairman and Chief Executive Officer

Celanese Corporation Q2 2007 Highlights in millions (except EPS) 2nd Qtr 2007 2nd Qtr 2006 Net Sales $1,556 $1,457 Operating Profit $71 $152 Adjusted EPS $0.84 $0.71 Operating EBITDA $326 $310 Note: All figures exclude results of discontinued operations of Oxo Alcohol business.

Celanese continues to execute its growth strategy $300 - $350 million increased EBITDA profile plus EPS potential by 2010 Group Asia Revitalization Innovation Organic Balance Sheet Operational Excellence EBITDA Impact Consumer and Industrial Specialties X X X X > $100MM Advanced Engineered Materials X X X X > $100MM Acetyl Intermediates X X X > $100MM Celanese Corporate X X Incremental EPS Primary Growth Focus Operating EBITDA EPS

John J. Gallagher III Executive Vice President and President Acetyls and Celanese Asia

Celanese Corporation Financial Highlights in millions (except EPS) 2nd Qtr 2007 2nd Qtr 2006 Net Sales $1,556 $1,457 Operating Profit $71 $152 GAAP Net Earnings (Loss) ($117) $103 Special Items Other Charges/Adjustments Refinancing and Related Costs $106 $265 $37 -- Adjusted EPS $0.84 $0.71 Effective Tax Rate 28% 28% Diluted Share Basis 174.6 172.1 Operating EBITDA $326 $310 Net sales increased 7% from the prior year Improved pricing partially offset reduced volumes in Chemical Products Volume increases in Ticona Inclusion of APL sales in Acetate Products Operating profit decreased 53% due to other expenses related to long- term management compensation and restructuring activities GAAP net earnings decreased to a loss on expenses related to the debt refinancing Adjusted EPS up 18% to $0.84/share Operating EBITDA increased 5% to $326

Second Quarter 2007: Reduced volumes due to unplanned outage of Clear Lake acetic acid unit Successful start-up of Nanjing acetic acid unit partially offset volume loss Sales increased due to higher pricing, currency and continued strong demand Pricing strength could not offset margin impact of lower volumes and higher raw material costs in millions 2nd Qtr 2007 2nd Qtr 2006 Net Sales $1,002 up 3% $977 Operating EBITDA $176 down 15% $207 Chemical Products

Second Quarter 2007: Net sales increase driven by strong volume growth (8%) and currency effect (4%) Strong demand continues for all major products in Europe and Asia Moderate growth in North American automotive and housing applications supported by strong growth in other end markets Volume growth partially offset by higher raw material and energy costs Ticona Technical Polymers in millions 2nd Qtr 2007 2nd Qtr 2006 Net Sales $257 up 12% $230 Operating EBITDA $70 up 6% $66

Increased revenues attributable to inclusion of APL acquisition in Q2 Continued operating margin improvement with revitalization program Higher dividends from China ventures contributed to EBITDA improvement Performance Products Continued volume growth in Sunett(tm) and favorable currency impacts did not fully offset decrease in non-core volumes Price reductions in line with company expectations Acetate Products in millions 2nd Qtr 2007 2nd Qtr 2006 Net Sales $235 up 34% $176 Operating EBITDA $80 up 45% $55 in millions 2nd Qtr 2007 2nd Qtr 2006 Net Sales $47 down 2% $48 Operating EBITDA $21 $21

Q2 2006 Q2 2007 YTD 2006 YTD 2007 Q2 2006 Q2 2007 YTD 2006 YTD 2007 Q2 2007: Cash flow higher than earnings impact due to increased cash dividend from Acetate China ventures FY 2007 Income Guidance: Income modestly above 2006 full-year performance Full-year 2007 Cash Flow guidance: Cash flow approximates income statement impact Income Statement Cash Flow Strong performance continues for Equity and Cost Investments Note: All figures exclude results of discontinued operations of Oxo Alcohol business

Affiliates continue to deliver value

Summary of Cash Flow Changes Debt repayments ($211) Refinancing costs ($240) Share repurchases ($258) Other $3 Cash used in financing activities ($706) Cash Used in Financing Activities ($ in millions) YTD 2007 YTD 2006 Cash from operations $79 $167 Discontinued operations $101 $28 Cash from continuing operations $180 $195 Add back: Long-term mgmt comp $73 Total $253 $195 Cash Flow from Operations Year over Year Comparison

Chemical Products Clear Lake impact to continue into third quarter Full production rates at Nanjing acetic acid facility Ticona Continue >2x GDP volume growth across transportation and non-transportation end-uses Continuing high raw material costs Acetate Products Improved earnings continue from revitalization efforts Integration of APL acquisition Performance Products Strong business fundamentals continue Continued volume growth in core business 2007 Business Outlook

Impact from Recent Strategic Initiatives 2006 2006 2006 Q3 Q4 HY06 Adjusted EPS (As Reported) $0.79 $0.77 $1.56 Portfolio Enhancements: Oxo Alcohol Divestiture ($0.08) ($0.13) ($0.21) Edmonton Methanol Shut Down ($0.04) ($0.07) ($0.11) Balance Sheet Improvements: Debt Refinancing $0.04 - $0.06 $0.04 - $0.06 $0.08 - $0.12 Adjusted EPS (Comparable Basis) $0.71 - $0.73 $0.61 - $0.63 $1.32 - $1.36 Divest non-core business lines Closed sale of oxo alcohol business in Q1 2007 Discontinued methanol production unit in Q2 2007 Capital structure opportunities Debt refinancing completed in Q2 2007 (reduced debt by ~$113 MM and lowered interest expense by ~$10-15MM per quarter) Share repurchases (retired 2.4 million shares with Dutch auction and 8.5 million shares with Board authorized plan - impacts not fully realized in EPS for Q2 2007)

Appendix

Reg G: Reconciliation of Diluted Adjusted EPS

Reg G: Reconciliation of Net Debt

Reg G: Reconciliation of Other Charges and Other Adjustments

Reg G: Reconciliation of Operating EBITDA